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                                                                    Exhibit 23.1

                        CONSENT OF INDEPENDENT AUDITORS

We consent to the reference to our firm under the caption "Experts" in the Registration Statement (Form S-3) and related Prospectus of HCA - The Healthcare Company for the registration of $1,500,000,000 of debt securities and to the incorporation by reference therein of our report dated February 11, 2000, with respect to the consolidated financial statements of HCA - The Healthcare Company (formerly Columbia/HCA Healthcare Corporation) included in its Annual Report (Form 10-K) for the year ended December 31, 1999, filed with the Securities and Exchange Commission.


                                          /s/ ERNST & YOUNG LLP

December 6, 2000
Nashville, Tennessee